SECURITIES AND EXHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   March 23, 2005
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                       BestNet Communications Corporation
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             (Exact Name of Registrant as Specified in its Charter)


           Nevada                      001-15482                86-1006416
 ---------------------------    ----------------------     --------------------
(State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                   Identification Number)



                 5075 Cascade Rd. SE, Suite A. Grand Rapids, MI   49546
                     --------------------------------------      --------
                    (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code (616) 977-9933
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ITEM 7.01. REGULATION FD DISCLOSURE

     On March 23, 2005, the Registrant issued its Convertible Promissory Note in the principal amount of $110,000 to Anthony Silverman. Mr. Silverman is a member of the Registrant's Board of Directors and Executive Committee. The Note is due on March 31, 2006 and bears interest at the rate of 10% per annum, payable monthly. The principal of and any accrued interest under Note is convertible at the option of the Holder into shares of the Registrant's common stock at a conversion price of $0.12 per share. If the Note is converted, the Holder may participate in any registration of securities (with certain exceptions) effected by the Registrant under the Securities Act of 1933 (so-called "piggy-back" rights).

     The consideration for the Note is the discharge of two existing promissory notes issued by the Registrant to Mr. Silverman, in the aggregate principal amount of $110,000, which notes had been due and payable on March 13, 2005 and May 3, 2005 respectively.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits            Title

  99                Form of Convertible Promissory Note Issued to Anthony
                    Silverman

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BestNet Communications Corporation


                                            By:  /s/  Stanley L. Schloz
                                               --------------------------------
                                                      Stanley L. Schloz
                                                      President

                                            By:  /s/  Michael A. Kramarz
                                               --------------------------------
                                                      Michael A. Kramarz
                                                      Chief Financial Officer




Date:  March 24, 2005

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